UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): March 3, 2008

LONGFOOT COMMUNICATIONS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-130110	76-0763470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Boulevard
Suite 1500
Miami, Florida 33137
(Address of principal executive office)

Company’s telephone number, including area code:   (310) 385-9631

Check the appropriate  box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2008, Aaron Grunfeld resigned from his position as the Chief Financial Officer of Longfoot Communications Corp. (the “Company”).

On March 3, 2008, the Board of Directors of the Company appointed Alan Jay Weisberg to the position of Chief Financial Officer of the Company.

Mr. Weisberg, 62, is the Chief Financial Officer and a director of Getting Ready Corporation and the Chief Financial Officer and a director of clickNsettle.com, Inc., two publicly traded shell companies. Mr. Weisberg was the Acting Chief Financial Officer of Orthodontix, Inc. from September 1999 until December 2006 and the Treasurer and a director of Orthodontix, Inc. from April 2001 until December 2006. Since July 1986, Mr. Weisberg has been a stockholder in the accounting firm of Weisberg Brause & Co., Boca Raton, Florida. Mr. Weisberg has been the principal financial officer of United Security Corporation, a broker-dealer registered with FINRA, since June 1987.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGFOOT COMMUNICATIONS CORP.

Date: March 3, 2008	By:	/s/ Aaron Grunfeld
Name: Aaron Grunfeld
Title: President